EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2022-B32 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, KeyBank National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer for the CX - 350 & 450 Water Street Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the CX - 350 & 450 Water Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the CX - 350 & 450 Water Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the CX - 350 & 450 Water Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the CX - 350 & 450 Water Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the CX - 350 & 450 Water Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Novo Nordisk HQ Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Novo Nordisk HQ Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Novo Nordisk HQ Mortgage Loan, Citibank, N.A., as Custodian for the Novo Nordisk HQ Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Novo Nordisk HQ Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Novo Nordisk HQ Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Sara Lee Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Sara Lee Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Sara Lee Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Sara Lee Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Sara Lee Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Sara Lee Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Charcuterie Artisans SLB Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Charcuterie Artisans SLB Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Charcuterie Artisans SLB Mortgage Loan, Citibank, N.A., as Custodian for the Charcuterie Artisans SLB Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Charcuterie Artisans SLB Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Charcuterie Artisans SLB Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Nyberg Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Nyberg Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Nyberg Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Nyberg Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Nyberg Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Nyberg Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 425 Eye Street Mortgage Loan, Argentic Services Company LP, as Special Servicer for the 425 Eye Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 425 Eye Street Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 425 Eye Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 425 Eye Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 425 Eye Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 601 Lexington Avenue Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 601 Lexington Avenue Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 601 Lexington Avenue Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 601 Lexington Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 601 Lexington Avenue Mortgage Loan, KeyBank National Association, as Primary Servicer for the Old Chicago Post Office Mortgage Loan, KeyBank National Association, as Special Servicer for the Old Chicago Post Office Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Old Chicago Post Office Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Old Chicago Post Office Mortgage Loan, KeyBank National Association, as Primary Servicer for The Summit Mortgage Loan, KeyBank National Association, as Special Servicer for The Summit Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Summit Mortgage Loan, Computershare Trust Company, National Association, as Custodian for The Summit Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for The Summit Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the ExchangeRight Net Leased Portfolio #53 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the ExchangeRight Net Leased Portfolio #53 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the ExchangeRight Net Leased Portfolio #53 Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the ExchangeRight Net Leased Portfolio #53 Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the ExchangeRight Net Leased Portfolio #53 Mortgage Loan.

Dated: March 13, 2023

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)